Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Pepper Rock Resources Corp., on Form S-1, of our report dated October 22, 2008 for the financial statements of Pepper Rock Resources Corp. as of July 31, 2008 and for the period from May 29, 2008 (inception) through July 31, 2008. We also consent to the reference to us under the heading “Experts” in this registration statement.

MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas

October 22, 2008